UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2007, Farmer Bros. Co., a Delaware corporation  (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Coffee Bean Holding Co., Inc., a Delaware corporation (“Holdings”), and the stockholders of Holdings (collectively, the “Sellers”).  Holdings is the parent company of Coffee Bean International, Inc., an Oregon corporation (“Coffee Bean”), a gourmet specialty coffee roaster and wholesaler headquartered in Portland, Oregon.

On the same day and in accordance with the terms of the Purchase Agreement, the Company purchased all of the issued and outstanding shares of capital stock of Holdings for a purchase price of $22.075 million in cash, less the amount of all outstanding indebtedness of Holdings and its subsidiaries, resulting in Holdings and Coffee Bean becoming wholly owned subsidiaries of the Company (the “Coffee Bean Transaction”).  Under the Purchase Agreement, $2.1 million was withheld from the purchase price at closing and deposited into escrow to satisfy the Sellers’ obligations in connection with a post-closing net working capital adjustment and indemnification claims by the Company under the Purchase Agreement.  The Purchase Agreement contains customary representations and warranties from Holdings and the Sellers, including representations and warranties about Coffee Bean’s business, assets, operations and liabilities.  The Purchase Agreement also includes customary indemnification obligations of the Sellers.

In connection with the Coffee Bean Transaction, certain Sellers entered into nondisclosure, non-competition and non-solicitation agreements with the Company.  Additionally, certain Coffee Bean employees entered into new employment agreements. Coffee Bean also entered into a new lease for its Portland, Oregon headquarters with Nicolai Street Investment, LLC, a newly formed Delaware limited liability company owned by certain Sellers, providing for a lease term of up to two years.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated April 27, 2007, by and among Farmer Bros. Co., Coffee Bean Holding Co., Inc., and the Stockholders of Coffee Bean Holding Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2007

FARMER BROS. CO.

By:    /S/ JOHN E. SIMMONS

Name:  John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated April 27, 2007, by and among Farmer Bros. Co., Coffee Bean Holding Co., Inc., and the Stockholders of Coffee Bean Holding Co., Inc.